Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-73133 on Form N-1A of our reports dated November 10, 2021 relating to the financial statements and financial highlights of Fidelity Health Savings Fund and Fidelity Health Savings Index Fund, and our reports dated November 15, 2021 relating to the financial statements and financial highlights of Fidelity Asset Manager 20%, Fidelity Asset Manager 30%, Fidelity Asset Manager 40%, Fidelity Asset Manager 50%, Fidelity Asset Manager 60%, Fidelity Asset Manager 70%, and Fidelity Asset Manager 85%, each a fund of Fidelity Charles Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Charles Street Trust for the year ended September 30, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 18, 2021